SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                               SEPTEMBER 30, 1997

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On September 30, 1997 registrant issued a press release entitled Halliburton Completes Acquisition of NUMAR pertaining, among other things, to an announcement that registrant has completed the acquisition of NUMAR Corporation. Registrant will exchange 0.9664 of a share of its common stock (after giving effect to a July 21, 1997 2-for-1 common stock split) for each share of NUMAR. Registrant will issue approximately 8.2 million shares of its common stock for all of NUMAR's common stock and approximately 900,000 shares of registrant's common stock will be reserved for future issuance upon exercise of NUMAR options.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated September 30, 1997.















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    September 30, 1997            By: /s/ Susan S. Keith
                                           ---------------------------------
                                             Susan S. Keith
                                             Vice President and Secretary





























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                                  EXHIBIT INDEX



Exhibit                                                      Sequentially
Number                     Description                       Numbered Page

20                         Press Release of                  5 of 6
                           September 30, 1997
                            Incorporated by Reference


































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